UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2006

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Conditions

On February 16, 2006 Hardinge Inc. issued a press release announcing the Company’s fourth quarter and year to date 2005 results. The press release also announced that on February 14, 2006, the Board of Directors declared a cash dividend of $0.03 per share on the Company’s common stock. This dividend is payable March 10, 2006 to stockholders of record as of March 1, 2006. A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01  Other Events

As announced in the press release of January 27, 2006 and the 8K’s filed January 3, 2006 and January 31, 2006, Hardinge Inc. purchased the Bridgeport knee-mill technical information from BPT IP, LLC (“BPT”). The purchase price of $5 million dollars will be amortized on the Company’s books over 10 years, resulting in an expense of $.5 million per year. Previously, per an Alliance Agreement, Hardinge paid BPT royalties based on a percentage of net sales attributable to the products, accessories and spare parts. The Company expensed royalty fees of $1.3 million in 2005. Subsequent to the closing, no further royalties will be paid to BPT for products shipped thereafter.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

99        Press release issued by registrant on February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

February 21, 2006	By:	/s/ J. Patrick Ervin
Date	J. Patrick Ervin
Chairman, President & Chief Executive Officer

February 21, 2006	By:	/s/ Charles R. Trego, Jr.
Date	Charles R. Trego, Jr.
Senior Vice President and Chief Financial Officer